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                                                                  EXHIBIT 99.1

NEON COMMUNICATIONS, INC.
NEON OPTICA, INC.

2200 West Park Drive   www.neoninc.com               800.891.5080 TEL
Suite 200                                            508.616.7800 TEL
Westborough, MA  01581                               508.616.7895 FAX

News Release                                         Contact:
Immediate                                            Fred Kocher
September 14, 2000                                   (508) 616-7819

                NEON ANNOUNCES CHANGE IN CORPORATE STRUCTURE AND
                     CONSUMMATION OF EXPANSION TRANSACTIONS

Westborough, Massachusetts - NorthEast Optic Network, Inc. (Nasdaq: NOPT) announced today that it has completed the reorganization of its corporate structure, as a result of which NEON Communications, Inc. became its parent holding company and NorthEast Optic Network, Inc. changed its name to "NEON Optica, Inc."

NEON also announced today that it has consummated its transactions with Exelon Ventures Corp., a wholly owned subsidiary of PECO Energy Corp., and Consolidated Edison Communications, Inc., a wholly owned subsidiary of Consolidated Edison, Inc., relating to NEON's expansion in the New York, Philadelphia, Baltimore and Washington, D.C. markets.

NEON is a registered trademark of NEON Optica, Inc.

(Note: This news release may contain "forward looking statements" with the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements concerning future plans for expansion and completion of the NEON -Registered Trademark- system. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated, including those risks detailed in the Company's filings with the Securities and Exchange Commission, and should be read in light of these risks. The Company assumes no obligation to update the information contained in this news release.)